Exhibit 23.1

MOORE & ASSOCIATES, CHARTERED

      ACCOUNTANTS AND ADVISORS

        PCAOB REGISTERED

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Fresh Harvest Products, Inc., of our report dated February 18, 2009, with respect to the financial statements of Fresh Harvest Products, Inc. included in its annual reports on Form 10-KSB for the year ended October 31, 2008 and 2007 filed with the Securities and Exchange Commission.

/s/ Moore & Associates, Chartered

Moore & Associates Chartered

Las Vegas, Nevada

March 5, 2009

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702)253-7499 Fax (702)253-7501